Exhibit 99.1



              Community Bancorp Reports 20% Increase in Net Income for the First Half of 2006 - Diluted EPS Increases 6% to $1.03


    ESCONDIDO, Calif.--(BUSINESS WIRE)--July 19, 2006--Community Bancorp Inc. (the "Company") (NASDAQ:CMBC) a Southern California based community bank holding company with $896.8 million in total assets, today announced financial results for the six months and quarter ended June 30, 2006.
    Net income increased 20.1% for the six months ended June 30, 2006 to $6.5 million compared to $5.4 million for the same period last year. Diluted earnings per share (EPS) increased 6.2% for the six months ended June 30, 2006 to $1.03 compared to $0.97 for the same period in 2005, reflecting the 639,000 share increase resulting from the Rancho Bernardo Bank acquisition. For the quarter ended June 30, 2006, net income increased 1.3% to $2.9 million compared to $2.8 million for the quarter ended June 30, 2005. Diluted EPS declined to $0.45 for the second quarter 2006 compared to $0.51 for the same period last year reflecting the additional shares outstanding.
    Return on average tangible equity (ROTE) increased to 23.13% for the six months ended June 30, 2006 compared to 22.04% for the same period in 2005. For the second quarter 2006, ROTE was 20.02% compared to 22.76% for the second quarter 2005. Return on average assets (ROA) was 1.44% for the six months ended June 30, 2006 compared to 1.52% for the same period last year. For the second quarter in 2006, ROA was 1.29% compared to 1.54% for the second quarter 2005.
    Factors contributing to these results included the Rancho Bernardo Bank acquisition, an increase in the net interest margin, and continued strong credit quality offset by a 29.4% decrease in other operating income.

    LOANS AND DEPOSITS

    Despite strong loan production of $243.8 million for the six months ended June 30, 2006, the company experienced higher than expected principal payoffs on commercial real estate and construction loans, which resulted in total gross loans increasing $8.0 million or 1.1% to $748.4 million as of June 30, 2006 compared to $740.4 million as of December 31, 2005. Total gross loans increased 15.4%, or $100.1 million compared to June 30, 2005 including the loans acquired in the Rancho Bernardo acquisition of $80.6 million. Commercial and other loan originations were 70% of the total production while SBA loan originations were 30% of the total production for the six months ended June 30, 2006. Of the $74.0 million in SBA originations, SBA 504 originations contributed 56% of the total, or $41.3 million, while SBA 7a originations made up the remaining 44%, or $32.7 million.
    Retail deposits increased 1.0% to $650.3 million as of June 30, 2006 compared to $643.9 million as of December 31, 2005 while total deposits declined $11.1 million due to the planned runoff of wholesale deposits which contributed to the lack of balance sheet growth during 2006. Total deposits increased 10.4% compared to June 30, 2005 with the most significant growth being in non-interest bearing deposits which grew at 29.8% over the same period last year.

    NET INTEREST INCOME AND NET INTEREST MARGIN

    During the quarter ended June 30, 2006 the Company experienced continued net interest margin expansion with the margin increasing 17 bps to 6.27% compared to 6.10% for the first quarter of 2006. Compared to the same period last year, the net interest margin expanded 66 bps as a result of the Company's improved deposit mix combined with the increase in market interest rates.
    During the six months ended June 30, 2006, net interest income after loan loss provision increased 44.7% to $24.8 million over the $17.2 million for the same period last year. Total interest income was $34.5 million, a 51.7% increase over the $22.8 million for the same period in 2005. The increase was primarily the result of the 26.5% increase in average interest earning assets and increases in the yield on those assets.
    Total interest expense for the six months ended June 30, 2006 increased 99.1% to $9.7 million compared to $4.9 million for the same period in 2005. Interest expense increased due to the 20.9% increase in average interest bearing liabilities combined with an increase in the cost of those liabilities as a result of increases in market interest rates. Average transaction accounts increased significantly, rising 32.7% to $407.1 million for the six months ended June 30, 2006 compared to $306.9 million for the same period in 2005.

    OTHER OPERATING INCOME

    Other operating income decreased 29.4% to $3.7 million during the six months ended June 30, 2006 compared to $5.3 million during the six months ended June 30, 2005 due primarily to the one-time $908,000 realized loss from the termination of the Company's interest rate swap, which was used to hedge its fixed rate trust preferred debt, combined with a decrease in gain on sale of loans of $589,000. As a result of the rise in interest rates and the Company's interest rate outlook, the Company believed that the swap would no longer benefit net interest income and therefore elected to terminate the swap during the second quarter of 2006. SBA 504 and 7a loan sales totaled $42.1 million for the first six months of 2006 compared to $45.2 million for the same period in 2005. Additionally, during the quarter the Company recorded a combined impairment on its servicing asset and I/O Strip of $504,000 which was partially offset by gains of $207,000 from the sale of its merchant card portfolio.

    OTHER OPERATING EXPENSES

    Other operating expenses increased 30.5% to $17.7 million for the six months ended June 30, 2006 compared to $13.6 million for the six months ended June 30, 2005. The increase in non-interest expense was due to significant growth and expansion, including the acquisition of Rancho Bernardo Community Bank, with one banking office, and the addition of a de novo banking office in Corona, CA. The Company's efficiency ratio was 61.94% for the first six months of 2006 compared to 58.84% for the same period in 2005. For the second quarter 2006, the efficiency ratio was 64.35% compared to 57.99% for the same period last year.

    ASSET QUALITY

    As of June 30, 2006, the reserve for loan losses increased to $9.8 million compared to $8.4 million as of June 30, 2005. The reserve for loan losses as a percentage of total gross loans improved to 1.31% as of June 30, 2006 compared to 1.29% as of June 30, 2005. The reserve for loan losses as a percentage of total gross loans net of government guarantees remained constant at 1.36% as of June 30, 2006 and June 30, 2005. During the first six months of 2006, the Company did not record a provision for loan losses compared to a $731,000 provision for the same period in 2005.
    Non-performing loans totaled $5.8 million as of June 30, 2006 compared to $3.6 million as of December 31, 2005 and $7.9 million as of June 30, 2005. Non-performing loans as a percentage of gross loans were 0.77% as of June 30, 2006 compared to 0.49% as of December 31, 2005 and 1.22% as of June 30, 2005. Net of government guarantees, non-performing loans totaled $3.6 million, or 0.49% of total gross loans, as of June 30, 2006 compared to $2.1 million, or 0.28% of total gross loans, as of December 31, 2005 and $5.0 million, or 0.78% of total gross loans, as of June 30, 2005.
    The Company had net loan recoveries of $7,000 for the six months ended June 30, 2006 compared to net loan recoveries of $153,000 for the same period in 2005.

    CAPITAL RATIOS

    The Company's and Bank's capital ratios continue to be above the well-capitalized guidelines established by bank regulatory agencies. The Company's tangible equity to tangible assets increased to 6.78% as of June 30, 2006 compared to 5.89% as of December 31, 2005 and 6.66% as of June 30, 2005 due to the significant growth in equity.

    FIRST COMMUNITY BANCORP MERGER

    On May 16, 2006, First Community Bancorp (NASDAQ:FCBP) announced the signing of a definitive agreement and plan of merger to acquire the Company for approximately $277.0 million in consideration of First Community Common Stock and cash for outstanding Community Bancorp share-based compensation. First Community Bancorp is a bank holding company with $4.6 billion in assets as of June 30, 2006, with two wholly-owned banking subsidiaries, Pacific Western National Bank and First National Bank. The merger of the two institutions is expected to be complete in the fourth quarter of 2006.

    GENERAL INFORMATION

    Community Bancorp is a bank holding company with $896.8 million in assets as of June 30, 2006, with a wholly owned banking subsidiary, Community National Bank, headquartered in Escondido, California. The bank's primary focus is community banking, providing commercial banking services including commercial, real estate and SBA loans to small and medium sized businesses. The bank serves San Diego County and southwest Riverside County with twelve community banking offices in Bonsall, Corona, El Cajon, Encinitas, Escondido, Fallbrook, La Mesa, Murrieta, Rancho Bernardo, Santee, Temecula and Vista, and has additional SBA loan production offices that originate loans throughout Arizona, California and Nevada.

    FORWARD LOOKING STATEMENTS

    Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, loan production, balance sheet management, expanded net interest margin, the ability to control costs and expenses, interest rate changes and financial policies of the United States government (including the Small Business Administration), and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

    ADDITIONAL INFORMATION AND WHERE TO FIND IT

    This press release may be deemed to be solicitation material in respect of the proposed acquisition of Community Bancorp. First Community and Community Bancorp intend to file a registration statement including a joint proxy statement/prospectus and other documents regarding the proposed acquisition with the SEC. Before making any voting or investment decision, investors and security holders of either Community Bancorp or First Community are urged to carefully read the entire registration statement and proxy statement, when they become available, as well as any amendments or supplements to these documents, because they will contain important information about the proposed acquisition. A definitive proxy statement will be sent to the shareholders of each institution seeking any required shareholder approvals. Investors and security holders will be able to obtain the registration statement and proxy statement free of charge from First Community or Community Bancorp by writing to the addresses provided for each company set forth below.
    Investors and security holders are urged to carefully review and consider each of First Community's and Community Bancorp's public filings with the SEC, including but not limited to their Annual Reports on Form 10-K for the year ended December 31, 2005 and Quarterly Reports on Form 10-Q for the reporting periods of 2006. The documents filed by First Community with the SEC may be obtained free of charge at First Community's website at www.firstcommunitybancorp.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from First Community by requesting them in writing to First Community Bancorp c/o Pacific Western National Bank, 275 North Brea Boulevard, Brea, CA 92821; Attention: Investor Relations, or by telephone at 714-671-6800.
    The documents filed by Community Bancorp with the SEC may be obtained free of charge at Community Bancorp's website at www.mycnbonline.com or at the SEC's website at www.sec.gov. These documents may also be obtained free of charge from Community Bancorp by requesting them in writing to Community Bancorp Inc., 900 Canterbury Place, Suite 300, Escondido, CA 92025, Attention: Investor Relations, or by telephone at Phone: 760-432-1110.



CONSOLIDATED BALANCE SHEETS
---------------------------
(unaudited)
(dollars in thousands)
                             Percentage
                            change from
                              June 30,    June 30,  Dec. 31, June 30,
                                2005       2006      2005      2005
                             ---------- --------- --------- ---------
ASSETS:
Cash and cash equivalents                $21,308   $37,752   $25,309
Investments and interest bearing
 deposits in financial institutions       59,767    61,710    55,569

Loans held for investment        13%     567,830   582,745   504,658
  Less allowance for loan losses          (9,780)   (9,773)   (8,392)
                                        --------- --------- ---------
       Net loans held for
        investment                       558,050   572,972   496,266
Loans held for sale              27%     177,556   154,327   139,363
Premises and equipment, net                6,743     6,971     6,683
Other real estate owned and
 repossessed assets                          233        68        68
Accrued interest and other assets         14,989    16,124    15,037
Income tax receivable and deferred
 tax asset, net                            6,418     6,730     7,213
Servicing assets, net                      3,734     3,833     4,436
Interest-only strips, at fair value        2,533     2,622     2,030
Goodwill                                  45,491    45,441    18,226
                                        --------- --------- ---------

       Total assets              16%    $896,822  $908,550  $770,200
                                        ========= ========= =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
   Interest bearing               5%    $529,998  $545,517  $503,080
   Non-interest bearing          30%     169,373   164,956   130,448
                                        --------- --------- ---------
        Total deposits           10%     699,371   710,473   633,528

Short term borrowing                      47,540    52,290    40,000
Long term debt                            36,250    37,203    18,017
Accrued expenses and other
 liabilities                              10,439    12,326    10,316
                                        --------- --------- ---------
       Total liabilities         13%     793,600   812,292   701,861
                                        --------- --------- ---------

Stockholders' equity
Common stock, $0.625 par value; authorized
 10,000,000 shares, issued and outstanding;
 6,067,816 at June 30, 2006, 5,939,397
 at December 31, 2005, and 5,282,147
 at June 30, 2005                          3,792     3,705     3,301
Additional paid-in capital                63,877    61,696    39,955
Accumulated other comprehensive loss,
 net of income taxes                        (713)     (386)     (199)
Deferred compensation - restricted stock       -       (85)        -
Retained earnings                         36,266    31,328    25,282
                                        --------- --------- ---------

       Total stockholders'
        equity                   51%     103,222    96,258    68,339
                                        --------- --------- ---------

       Total liabilities and
        stockholders' equity     16%    $896,822  $908,550  $770,200
                                        ========= ========= =========


CONSOLIDATED STATEMENT OF OPERATIONS
------------------------------------
(unaudited)
(dollars in thousands, except per share data)

                 Qtly    Three Months Ended  6 mo.   Six Months Ended
                   %         June 30,         %         June 30,
                 Change   2006      2005    Change   2006       2005
                 ------   ----      ----    ------   ----       ----
INTEREST INCOME
 Interest on loans      $16,796    $11,607         $32,988    $21,809
 Interest on fed
  funds sold                 21         76              53        149
 Interest-earning
  deposits with banks         4          8               8         16
 Interest on other
  investments               734        438           1,475        789
                        ---------  ---------       --------- ---------
Total Interest
 Income           45%    17,555     12,129   52%    34,524     22,763

INTEREST EXPENSE
 Deposits                 3,773      2,266           7,346      3,870
 Other borrowed
  money                   1,193        574           2,334        992
                        ---------  ---------       --------- ---------
Total Interest
 Expense          75%     4,966      2,840   99%     9,680      4,862

Net interest
 income           36%    12,589      9,289   39%    24,844     17,901
Provision for
 loan losses                  -        413               -        731
                        ---------  ---------       --------- ---------
Net Interest Income
 After Loan Loss
 Provision        42%    12,589      8,876   45%    24,844     17,170

OTHER OPERATING INCOME
 Net gain on sale
  of loans                1,452      1,877           3,118      3,707
 Loan servicing
  fees, net                 (30)       255              76        479
 Customer service
  charges                   279        260             599        498
 Gain on OREO and other
  repossessed assets          -        157               -        157
 Loss on swap              (908)         -            (908)         -
 Gain on affordable
  housing partnership       111          -             111          -
 Other fee income           374        172             746        463
                        ---------  ---------       --------- ---------
Total Other
 Operating
 Income          -53%     1,278      2,721  -29%     3,742      5,304

OTHER OPERATING EXPENSES
 Salaries and
  employee benefits       5,070      3,858          10,308      7,588
 Occupancy                  682        576           1,350      1,121
 Depreciation               356        330             699        631
 Other                    2,815      2,109           5,348      4,222
                        ---------  ---------       --------- ---------
Total Other
 Operating
 Expenses         30%     8,923      6,873   31%    17,705     13,562
                        ---------  ---------       --------- ---------

 Income before
  income taxes            4,944      4,724          10,881      8,912
 Income tax               2,076      1,893           4,431      3,542
                        ---------  ---------       --------- ---------
NET INCOME         1%    $2,868     $2,831   20%    $6,450     $5,370
                        =========  =========       ========= =========

Per Share Data
 Basic earnings
  per share      -13%     $0.47      $0.54    5%     $1.07      $1.02
                        =========  =========       ========= =========
 Diluted earnings
  per share      -12%     $0.45      $0.51    6%     $1.03      $0.97
                        =========  =========       ========= =========
Average shares for
 basic earnings
 per share            6,044,358  5,268,996       6,008,706  5,248,279
Average shares for
 diluted earnings
 per share            6,303,873  5,564,696       6,286,706  5,561,324


SUPPLEMENTAL DATA
-----------------
(unaudited)
(dollars in thousands, except per share data)

                                      Quarter ended    Year to date
                                         June 30,      ended June 30,
                                     --------------- -----------------
                                       2006    2005      2006    2005
                                     ------- ------- --------- -------
Annualized return on average assets    1.29%   1.54%     1.44%   1.52%
Annualized return on average equity   11.18%  16.64%    12.76%  16.13%
Annualized return on average
 tangible equity                      20.02%  22.76%    23.13%  22.04%
Efficiency ratio                      64.35%  57.99%    61.94%  58.84%
Annualized net interest margin         6.27%   5.61%     6.18%   5.64%
Book value per share                 $17.01  $12.94
Tangible book value per share         $9.51   $9.49
Dividends per share                  $0.125   $0.10     $0.25   $0.20

NON-PERFORMING ASSETS                  At June 30,   At Dec. 31,
---------------------                  2006    2005    2005
                                     ------- ------- ---------
Non-accrual loans                    $5,765  $7,910    $3,647
Loans past due 90 days or more            -       -         -
Restructured loans                        4       -         -
                                     ------- ------- ---------
Total non-performing loans            5,769   7,910     3,647
OREO & other repossessed assets         233      68        68
                                     ------- ------- ---------
Total non-performing assets          $6,002  $7,978    $3,715
                                     ======= ======= =========
Total non-performing loans/
 gross loans                           0.77%   1.22%     0.49%
Total non-performing assets/
 total assets                          0.67%   1.04%     0.41%
Total non-performing loans net of
 guarantees/gross loans                0.49%   0.78%     0.28%
Total non-performing assets net of
 guarantees/total assets               0.43%   0.66%     0.24%

ALLOWANCE FOR LOAN LOSSES             Quarter ended    Year to date
-------------------------               June 30,       ended June 30,
                                      2006    2005      2006    2005
                                     ------- ------- --------- -------
Balance at beginning of period       $9,856  $7,917    $9,773  $7,508
Provision for loan losses                 -     413         -     731
Net recoveries / (charge offs)          (76)     62         7     153
                                     ------- ------- --------- -------
Balance at end of period             $9,780  $8,392    $9,780  $8,392
                                     ======= ======= ========= =======
Loan loss allowance/gross loans        1.31%   1.29%
Loan loss allowance/gross loans net
 of guarantees                         1.36%   1.36%
Loan loss allowance/loans held for
 investment                            1.72%   1.66%
Loan loss allowance/non-performing
 loans                               169.53% 106.09%
Loan loss allowance/non-performing
 assets                              162.95% 105.19%
Loan loss allowance/non-performing
 loans, net of guarantees            268.46% 166.91%
Loan loss allowance/non-performing
 assets, net of guarantees           252.32% 164.68%
Net recoveries / (charge offs) to
 average loans (annualized)           -0.04%   0.04%     0.00%   0.05%

CAPITAL RATIOS
--------------                          At June 30,  At Dec. 31,
                                       2006    2005      2005
                                     ------- ------- ---------
Holding Company Ratios
 Total capital
  (to risk-weighted assets)           12.83%  10.45%    11.79%
 Tier 1 capital
  (to risk-weighted assets)           11.53%   9.23%    10.55%
 Tier 1 capital
  (to average assets)                 10.94%   9.10%    10.18%
 Tangible equity to tangible
  assets                               6.78%   6.66%     5.89%

Bank only Ratios
 Total capital
  (to risk-weighted assets)           12.51%  10.17%    11.49%
 Tier 1 capital
  (to risk-weighted assets)           11.26%   8.95%    10.25%
 Tier 1 capital
 (to average assets)                  10.68%   8.82%     9.91%


                                   --------------------------------
For the three months ended June 30,             2006
(unaudited)                        --------------------------------
(dollars in thousands)              Average    Interest     Average
                                    Balance   Earned/Paid  Rate/Yield
                                   --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                       $62,406         $738      4.75%
 Fed funds sold                       1,725           21      4.88%
 Loans:
      Commercial                     50,230        1,054      8.42%
      Real Estate                   645,198       14,863      9.24%
      Aircraft                       27,634          467      6.78%
      Consumer                       18,656          412      8.86%
                                   --------- ------------
           Total loans              741,718       16,796      9.08%
                                   --------- ------------
 Total earning assets               805,849       17,555      8.74%
 Non earning assets                  86,763
                                   ---------
 Total average assets              $892,612
                                   =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                    $242,863         $910      1.50%
      Time deposits                 287,641        2,863      3.99%
                                   --------- ------------
           Total interest bearing
            deposits                530,504        3,773      2.85%
 Short term borrowing                41,665          513      4.94%
 Long term debt                      35,559          680      7.67%
                                   --------- ------------
 Total interest bearing liabilities 607,728        4,966      3.28%
 Demand deposits                    172,650
 Accrued expenses and other
  liabilities                         9,666
 Net stockholders' equity           102,568
                                   ---------
 Total average liabilities and
  stockholders' equity             $892,612      $12,589
                                   ========= ============

 Net interest spread                                          5.46%
                                                          =========

 Net interest margin                                          6.27%
                                                          =========

                                   --------------------------------
For the six months ended June 30,              2006
(unaudited)                        --------------------------------
(dollars in thousands)              Average    Interest     Average
                                    Balance   Earned/Paid  Rate/Yield
                                   --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                       $63,056       $1,483      4.74%
 Fed funds sold                       2,292           53      4.66%
 Loans:
      Commercial                     51,538        2,103      8.23%
      Real Estate                   645,693       29,092      9.09%
      Aircraft                       28,227          953      6.81%
      Consumer                       19,310          840      8.77%
                                   --------- ------------
           Total loans              744,768       32,988      8.93%
                                   --------- ------------
 Total earning assets               810,116       34,524      8.59%
 Non earning assets                  87,100
                                   ---------
 Total average assets              $897,216
                                   =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                    $238,055       $1,682      1.42%
      Time deposits                 299,796        5,664      3.81%
                                   --------- ------------
           Total interest bearing
            deposits                537,851        7,346      2.75%
 Short term borrowing                43,086        1,002      4.69%
 Long term debt                      36,077        1,332      7.45%
                                   --------- ------------
 Total interest bearing liabilities 617,014        9,680      3.16%
 Demand deposits                    169,064
 Accrued expenses and other
  liabilities                        10,028
 Net stockholders' equity           101,110
                                   ---------
 Total average liabilities
  stockholders' equity             $897,216      $24,844
                                   ========= ============

 Net interest spread                                          5.43%
                                                          =========

 Net interest margin                                          6.18%
                                                          =========

                                   --------------------------------
For the three months ended June 30,             2005
(unaudited)                        --------------------------------
(dollars in thousands)              Average    Interest     Average
                                    Balance   Earned/Paid  Rate/Yield
                                   --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                       $44,159         $446        4.04%
 Fed funds sold                      10,513           76        2.92%
 Loans:
      Commercial                     42,473          736        6.95%
      Real Estate                   519,797       10,024        7.73%
      Aircraft                       29,920          503        6.75%
      Consumer                       16,941          344        8.15%
                                   --------- ------------
           Total loans              609,131       11,607        7.64%
                                   --------- ------------
 Total earning assets               663,803       12,129        7.33%
 Non earning assets                  70,141
                                   ---------
 Total average assets              $733,944
                                   =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                    $188,150         $320        0.68%
      Time deposits                 289,873        1,946        2.69%
                                   --------- ------------
           Total interest bearing
            deposits                478,023        2,266        1.90%
 Short term borrowing                33,441          254        3.04%
 Long term debt                      17,837          320        7.17%
                                   --------- ------------
 Total interest bearing liabilities 529,301        2,840        2.15%
 Demand deposits                    127,045
 Accrued expenses and other
  liabilities                         9,565
 Net stockholders' equity            68,033
                                   ---------
 Total average liabilities and
  stockholders' equity             $733,944       $9,289
                                   ========= ============

 Net interest spread                                            5.18%
                                                          ===========

 Net interest margin                                            5.61%
                                                          ===========

                                   --------------------------------
For the six months ended June 30,              2005
(unaudited)                        --------------------------------
(dollars in thousands)              Average    Interest     Average
                                    Balance   Earned/Paid  Rate/Yield
                                   --------- ------------ -----------
Average assets:
 Securities and time deposits at
  other banks                       $40,513         $805        4.01%
 Fed funds sold                      11,114          149        2.71%
 Loans:
      Commercial                     41,051        1,383        6.79%
      Real Estate                   500,896       18,749        7.55%
      Aircraft                       29,650          992        6.75%
      Consumer                       17,116          685        8.09%
                                   --------- ------------
           Total loans              588,713       21,809        7.47%
                                   --------- ------------
 Total earning assets               640,340       22,763        7.17%
 Non earning assets                  66,602
                                   ---------
 Total average assets              $706,942
                                   =========

Average liabilities and
 stockholders' equity:
 Interest bearing deposits:
      Savings and interest bearing
       accounts                    $186,309         $574        0.62%
      Time deposits                 279,159        3,296        2.38%
                                   --------- ------------
           Total interest bearing
            deposits                465,468        3,870        1.68%
 Short term borrowing                27,130          387        2.88%
 Long term debt                      17,762          605        6.87%
                                   --------- ------------
 Total interest bearing liabilities 510,360        4,862        1.92%
 Demand deposits                    120,567
 Accrued expenses and other
  liabilities                         9,433
 Net stockholders' equity            66,582
                                   ---------
 Total average liabilities
  stockholders' equity             $706,942      $17,901
                                   ========= ============

 Net interest spread                                            5.25%
                                                          ===========

 Net interest margin                                            5.64%
                                                          ===========




    CONTACT: Community Bancorp Inc.
             Michael J. Perdue, 760-432-1100